[●] SENIOR SECURED NOTES SUPPLEMENTAL INDENTURE (this “Senior Secured Notes Supplemental Indenture”) dated as of [●] among REYNOLDS GROUP ISSUER LLC, a Delaware limited liability company (the “US Issuer I”), REYNOLDS GROUP ISSUER INC., a Delaware corporation (the “US Issuer II” and, together with US Issuer I, the “US Issuers”), REYNOLDS GROUP ISSUER (NEW ZEALAND) LIMITED (f/k/a Reynolds Group Issuer (Luxembourg) S.A.), a New Zealand limited liability company (the “NZ Issuer” and, together with the US Issuers, the “Issuers”), BEVERAGE PACKAGING HOLDINGS I LIMITED (f/k/a Beverage Packaging Holdings (Luxembourg) I S.A.), a New Zealand limited liability company (“BP I”), the affiliate of the Issuers party hereto (the “Additional Senior Secured Note Guarantor”), THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”), principal paying agent, transfer agent, registrar and collateral agent (the “Original Collateral Agent”) and WILMINGTON TRUST (LONDON) LIMITED, as additional collateral agent (the “Additional Collateral Agent”), under the indenture dated as of September 28, 2012, as amended or supplemented (the “Senior Secured Notes Indenture”), in respect of the issuance of an aggregate principal amount of $3,250,000,000 of 5.750% Senior Secured Notes due 2020 (the “Senior Secured Notes”).
W I T N E S S E T H:
WHEREAS pursuant to Section 4.11 of the Senior Secured Notes Indenture, each Restricted Subsidiary (unless such Subsidiary is an Issuer, a Senior Secured Note Guarantor or a Receivables Subsidiary) that guarantees, assumes or in any other manner becomes liable with respect to any Indebtedness under any Credit Agreement is required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee payment of the Senior Secured Notes;
WHEREAS pursuant to Section 9.01 of the Senior Secured Notes Indenture, the parties hereto are entitled to execute and deliver this Senior Secured Notes Supplemental Indenture;
Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Senior Secured Notes Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Additional Senior Secured Note Guarantor covenants and agrees for the equal and ratable benefit of the Trustee and the Holders of the Senior Secured Notes as follows:
1. Guarantee. The Additional Senior Secured Note Guarantor hereby jointly and severally with all other Senior Secured Note Guarantors unconditionally guarantees the Issuers’ obligations under the Senior Secured Notes and the Senior Secured Notes Indenture on the terms and subject to the conditions set forth in Article X of the Senior Secured Notes Indenture and agrees to be bound as a Senior Secured Note Guarantor by all the other applicable provisions of the Senior Secured Notes Indenture.
2.     Ratification of Senior Secured Notes Indenture; Senior Secured Notes Supplemental Indenture Part of Senior Secured Notes Indenture. Except as expressly amended hereby, the Senior Secured Notes Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Senior Secured Notes Supplemental Indenture shall form a part of the Senior Secured Notes Indenture for all purposes, and every holder of a Senior Secured Note heretofore or hereafter authenticated and delivered shall be bound hereby.
3.     Governing Law. THIS SENIOR SECURED NOTES SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE ADDITIONAL SENIOR SECURED NOTE GUARANTOR AGREES TO SECTION 13.09 OF THE INDENTURE, INCLUDING WITH RESPECT TO SUBMISSION TO JURISDICTION, WAIVER OF OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, AND PURSUANT TO SECTION 13.08, THE WAIVER OF ANY RIGHT TO TRIAL BY JURY.
4.     Trustee, Original Collateral Agent and Additional Collateral Agent Make No Representations. The Trustee, Original Collateral Agent and Additional Collateral Agent make no representations as to the validity or sufficiency of this Senior Secured Notes Supplemental Indenture.
5.     Duplicate Originals. The parties may sign any number of copies of this Senior Secured Notes Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
7.     No Adverse Interpretation of Other Agreements. This Senior Secured Notes Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, BP I, RGHL or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Senior Secured Notes Supplemental Indenture.
8.     No Recourse Against Others. No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in BP I or any Issuer or any direct or indirect parent corporation or (ii) director, officer, employee or manager of the Additional Senior Secured Note Guarantor, will have any liability for any obligations of the Issuers under the Senior Secured Notes, this Senior Secured Notes Supplemental Indenture, the Senior Secured Notes Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided, however, the foregoing shall not in any manner affect the liability of the Additional Senior Secured Note Guarantor with respect to its Senior Secured Note Guarantee. Each holder of Senior Secured Notes by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Secured Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
9.     Indemnity. (a) The Issuers, BP I and the Additional Senior Secured Note Guarantor executing this Senior Secured Notes Supplemental Indenture, subject to Section 10.08 of the Senior Secured Notes Indenture, jointly and severally, shall indemnify the Trustee and each Agent (which in each case, for purposes of this Section, shall include its officers, directors, employees, agents and counsel) against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Senior Secured Notes Supplemental Indenture or a Senior Secured Note Guarantee provided herein against the Issuers, BP I or the Additional Senior Secured Note Guarantor (including this Section) and defending itself against or investigating any claim (whether asserted (i) by the Issuers, BP I, the Additional Senior Secured Note Guarantor, any Holder or any other Person or (ii) with respect to any action taken by the Trustee under the First Lien Intercreditor Agreement, any Additional Intercreditor Agreement or any other agreement referenced herein). The obligation to pay such amounts shall survive the payment in full or defeasance of the Senior Secured Notes or the removal or resignation of the Trustee or the applicable Agent. The Trustee or the applicable Agent shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve any of the Issuers, BP I or the Additional Senior Secured Note Guarantor executing this Senior Secured Notes Supplemental Indenture of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ expense in the defense. Such indemnified parties may have separate counsel and the Issuers, BP I and the Additional Senior Secured Note Guarantor, as applicable, shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party solely through such party’s own willful misconduct, negligence or bad faith.
(a)     To secure the payment obligations of the Issuers, BP I and the Additional Senior Secured Note Guarantor in this Section, the Trustee shall have a Lien prior to the Senior Secured Notes on all money or property held or collected by the Trustee other than money or property held to pay principal of and interest on the Senior Secured Notes.
10.     Successors and Assigns. All covenants and agreements of the Issuers and the Additional Senior Secured Note Guarantor in this Senior Secured Notes Supplemental Indenture and the Senior Secured Notes shall bind their respective successors and assigns. All agreements of the Trustee and each Collateral Agent in this Senior Secured Notes Supplemental Indenture shall bind its successors and assigns.
11.     Severability. In case any one or more of the provisions contained in this Senior Secured Notes Supplemental Indenture or the Senior Secured Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Senior Secured Notes Supplemental Indenture or the Senior Secured Notes.
12.     Notices. Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
If to any of the Issuers or the Additional Senior Secured Note Guarantor:
[●]
If to the Trustee, Original Collateral Agent, Principal Paying Agent, Transfer Agent or Registrar:
[●]
with a copy to
[●]

If to the Additional Collateral Agent:
[●]
13.     Amendments and Modification. This Senior Secured Notes Supplemental Indenture may be amended, modified, or supplemented only as permitted by the Senior Secured Notes Indenture and by written agreement of each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Senior Secured Notes Supplemental Indenture to be duly executed as of the date first above written.
[Execution Blocks]

List of Substantially Similar Supplemental Indentures

1.
First Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of November 7, 2012, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A., certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent and registrar, and Wilmington Trust (London) Limited, as additional collateral agent

2.
Second Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of December 14, 2012, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A., Beverage Packaging Holdings (Luxembourg) V S.A., as additional guarantor, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, collateral agent and registrar, and Wilmington Trust (London) Limited, as additional collateral agent

3.
Seventh Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of February 14, 2014, among Reynolds Group Issuer LLC, Reynolds Group Issuer, Inc., Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

4.
Eighth Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020 Indenture, dated as of June 30, 2014, among Reynolds Group Issuer LLC, Reynolds Group Issuer, Inc., Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

5.
Tenth Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020, dated as of June 16, 2015, among Reynolds Group Issuer LLC, Reynolds Group Issuer, Inc., Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto, Beverage Packaging Holdings (Luxembourg) I S.A., The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

6.
Eleventh Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020, dated as of October 25, 2016, among Reynolds Group Issuer LLC, Reynolds Group Issuer, Inc., Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto, Beverage Packaging Holdings (Luxembourg) I S.A., The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

7.
Fifteenth Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020, dated as of November 21, 2017, among Reynolds Group Issuer LLC, Reynolds Group Issuer, Inc., Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto, Beverage Packaging Holdings (Luxembourg) I S.A., The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent

8.
Sixteenth Senior Secured Notes Supplemental Indenture to the 5.750% Senior Secured Notes due 2020, dated as of December 11, 2018, among Reynolds Group Issuer LLC, Reynolds Group Issuer, Inc., Reynolds Group Issuer (Luxembourg) S.A., certain additional note guarantors listed thereto, Beverage Packaging Holdings (Luxembourg) I S.A., The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, and Wilmington Trust (London) Limited, as additional collateral agent